As Filed with the Securities and Exchange Commission November 23, 2005

Registration No.: 333- 128526

U.S. SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

Form SB-2/Pre-EffectiveAmendment 2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Snow & Sail Sports, Inc.

397 N. Main Street

South Yarmouth, MA 02664

508-612-3781

(Address and telephone number of principal executive offices)

Paul F. Tetreault

Snow & Sail Sports, Inc.

397 N. Main Street

South Yarmouth, MA 02664

508-612-3781

(Name, address and telephone number of agent for service)

Delaware	451110	51-0459931
(State or other jurisdiction of incorporation or organization)	Primary Industrial Class Code No.	(I.R.S. Employer Identification No.)

WITH A COPY TO

Gary B. Wolff, P.C.

805 Third Avenue

New York, New York 10022

212-644-6446

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [ X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share[1]	Proposed Maximum Aggregate Offering Price[1]	Amount of Registration Fee

Common stock, $ .001 Par value per share	1,550,000	$.01	$15,500	[2]$1.83

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

___________________________________

Estimated solely  for  the  purpose  of  computing  the  amount  of the registration fee pursuant to Rule 457(a)  under the Securities Act of ’33, as amended and based upon the amount of consideration received by Snow & Sail Sports, Inc., the issuer.  As of the date hereof, there is no established public market for the common stock being registered.  Accordingly, and in accordance with Item 505 of Regulation S-B requirements certain factor(s) must be considered and utilized in determining the offering price.  The factor considered and utilized herein consisted of and is based upon the issuance price of those securities issued (in September 2005) which shares of common stock were all issued at $.001 per share and with the Company selecting $.01 per share as being the nearest full cent higher than the $.001 price indicated.

2

Paid with initial filing on September 22, 2005

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion __, 2005

1,550,000 SHARES

SNOW & SAIL SPORTS, INC.

COMMON STOCK

As of November 18, 2005, we had 11,000,000 shares of our common shares outstanding.

This is a resale prospectus for the resale of up to 1,550,000 shares of our common stock by the selling stockholders listed herein. The Company’s President is selling 975,000 or approximately 63% of the 1,550,000 shares being registered. We will not receive any proceeds from the sale of the shares.  The Company is registering the shares for resale (although not obligated to do so by virtue of any Registration Rights Agreement or other agreement)and is subjecting itself to Exchange Act of ’34 reporting requirements because we believe that being a public entity will provide us benefits in visibility and the way that we are perceived by vendors as well as provide a possibility of providing liquidity to our shareholders.  See also “Management's Discussion and Analysis or Plan of Operation - Liquidity.”

Our common stock is not traded on any public market and although we have initiated steps to have our common stock quoted on the Over the Counter Bulletin Board maintained by NASD ("OTCBB") upon the effectiveness of the registration statement of which this prospectus is a part, we may not be successful in such efforts, and our common stock may never trade in any market.. In September 2005 we sold 575,000 shares of our common stock in a private placement at $.001 per share to 37 individuals.  The price per share was determined by our board of directors so as to be equal to the par value per share ($.001).

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Investing in our common stock involves very high risks. See "Risk Factors" beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _, 2005.

PROSPECTUS SUMMARY

About Snow & Sail Sports, Inc.

Snow & Sail Sports, Inc. was incorporated under the laws of the Commonwealth of Massachusetts on April 16, 2003 by Paul F. Tetreault, our founder, to be a travel and recreation company. We became a Delaware company in September 2005.

Our mission is to provide attractively priced one-day ski trips to residents of and visitors to the New England area.  Currently, we provide only ski trips. We do not provide any sailing trips. We may refer to ourselves in this document as “S&S", "we," or "us."  Our principal executive offices are located at 397 North Main Street, South Yarmouth, MA 02664, our telephone number at that address is 508-612-3781, and our facsimile number is 508-612-3781. Our tours are marketed during the winter season on a website that is located at www.skimarket.com, which is the website of an unaffiliated party that provides the mechanism for our billings and collections.

The Offering

The shares being offered for resale under this prospectus consist of approximately 14.09% of the outstanding shares of our common stock.

Shares of common stock offered by us	None

Shares of common stock which may be sold by the selling stockholders	1,550,000 shares

Use of proceeds	We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.

Risk factors	The purchase of our common stock involves a high degree of risk.

Trading Market	None

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

1.

S&S has too limited of an operating history to permit investors to make reasonable evaluations based on our past history and performance.

S&S has been in operation for only two years which we believe provides insufficient operating history upon which an evaluation of our future performance and prospects can be made. Our future prospects must be considered in light of the facts that plans of relatively new and underfunded businesses often do not get implemented as quickly or effectively as management initially intends. Newer companies also often lack the experience and resources to respond quickly to opportunities or identify potential problems. In addition, early success does not necessarily indicate the likelihood of ongoing or future success.

We cannot be certain that our business strategy will be successful or that we will ever be able to maintain or significantly increase revenue generating activities. Furthermore, we believe that it is probable that we will incur periods of operating losses and negative cash flow for the foreseeable future.

2.

S&S has limited financial resources. Absent additional financial resources we will be unable to undertake programs designed to expand our business other than those indicated in this Prospectus.

S&S has limited financial resources and has not established a source of equity or debt financing. S&S will require cash from operations or some financing to expand our business. There can be no assurance that our operations will generate sufficient cash or that outside financing will be available or found. If we are unable to obtain needed cash resources or financing, we may not be able to maintain or expand revenue producing activities.

If we are unable to obtain financing or if the financing we do obtain is insufficient to cover any operating losses we may incur, we may face circumstances in which we may have to substantially curtail our operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders. To date, no S&S officer, director or affiliate has had any preliminary contact or discussions with, nor are there any current plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction referred to herein or otherwise.

3.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, we will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of shares of our stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (99,000,000) but un-issued (88,000,000) shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of S&S because the shares may be issued to parties or entities committed to supporting existing management.

4.

We depend completely upon our president, the loss of whose services may cause our business operations to cease and need for additional personnel.

Our Chief Executive Officer, Paul F. Tetreault, is entirely responsible for the development and execution of our business. All of our projects and undertakings have been generated through the business contacts of Mr. Tetreault. In addition, all of the businesses with which we deal as well as the vendors used by us are businesses and professionals known by Mr. Tetreault. Mr. Tetreault has other business interests and devotes approximately 50% of his time  to us. He is under no contractual obligation to remain employed by us.  If he should choose to leave us for any reason before we have hired additional personnel, our operations may fail.  Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus.

We will fail without Mr. Tetreault or an appropriate replacement(s).  We intend to acquire “key-man” life insurance on the life of Mr. Tetreault naming us as the beneficiary when and if we obtain the resources to do so, and Mr. Tetreault remains insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future.  Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

5.

Participating in ski trips is a very discretionary decision and may be more adversely affected by a weak economy than companies in other industries.

Purchasing tickets for a one-day ski trip is a very discretionary purchase on the part of customers. As such, we are impacted more quickly by economic conditions and perceptions of economic trends than many other types of businesses. If the economy is weak, many people may be unwilling or unable to participate in recreational activities.

6.

We are impacted by weather conditions. Lack of major snowfall limits our prospects of selling ski tours.

We depend heavily on weather conditions. We benefit from having excellent snow conditions at ski facilities while at the same time having moderate temperatures to permit our customers and potential customers to enjoy their day. We have no control over ski conditions or perceived ski conditions. However, are business will be severely impacted during periods in which ski conditions are or are perceived to be mediocre or bad.

7.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders as corporate resources may be expended for the benefit of directors.

Our articles of incorporation and applicable Delaware law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of S&S. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us therefor if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that in the opinion of the SEC, this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether  indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

8.

Currently there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, the price is likely to be subject to significant fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities.  We have  obtained  a market maker to file an application with the NASD on our behalf so as to be able to quote the shares of our common stock on the OTC Bulletin Board ("OTCBB") maintained by the NASD commencing upon the effectiveness of our registration statement of which this prospectus is a part.,. There can be no assurance as to whether such market maker’s application will be accepted by the NASD. If the application is accepted, there can be no assurances as to whether any market for our shares will develop or the prices at which our common stock will trade. We are not permitted to file such application on our own behalf. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of S&S and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in our securities.

9.

If a market develops for our shares, sales of our shares relying upon rule 144 may depress prices in that market by a material amount.

All of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of revisions to Rule 144 which became effective on or about April 29, 1997, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who is not an officer, director or control person) after the restricted securities have been held by the owner for a period of two years.  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

10.

Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will create a lack of liquidity and make trading difficult or impossible.

Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by the NASD. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

SEC Rule 15g-9 (as most recently amended and effective on September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects the market liquidity for our common stock. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

11.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws which prohibit trading absent compliance with individual state laws.

These restrictions may make it difficult or impossible to sell shares in those states.

There is no public market for our common stock, and there can be no assurance that any public market will develop in the foreseeable future.  Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in approximately 17 states which do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.  See also “Plan of Distribution-State Securities-Blue Sky Laws.”

12.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over S&S.

Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock, par value $ .001 per share.

The specific terms of the preferred stock have not been determined, including:

•

designations;

•

preferences;

•

conversions rights;

•

cumulative, relative;

•

participating; and

•

optional or other rights, including:

o

voting rights;

o

qualifications;

o

limitations; or

o

restrictions of the preferred stock

Our board of directors is entitled to authorize the issuance of up to 1,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in its sole discretion, with no further authorization by security holders required for the issuance thereof.

The issuance of preferred stock could adversely affect the voting power and other rights of the holders of common stock. Preferred stock may be issued quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control of S&S or make removal of management more difficult. As a result, the board of directors' ability to issue preferred stock may discourage the potential hostility of an acquirer, possibly resulting in beneficial negotiations. Negotiating with an unfriendly acquirer may result in, among other things, terms more favorable to us and our stockholders. Conversely, the issuance of preferred stock may adversely affect any market price of, and the voting and other rights of the holders of the common stock. We presently have no plans to issue any preferred stock.

13.

All 1,550,000 shares of our common stock being registered in this offering may be sold by selling stockholders subsequent to the effectiveness of our registration statement of which this prospectus is a part. Significant sales of these shares over a short or concentrated period of time are likely to depress the market for and price of our shares in any market that may develop.

All 1,550,000 shares of our common stock held by 38 shareholders that are being registered in this offering may be sold subsequent to effectiveness of our registration statement either at once and/or over a period of time. These sales may take place because all of these shares of common stock are being registered hereunder and, accordingly, reliance upon Rule 144 is not necessary. See also “Selling Stockholders” and “Plan of Distribution” elsewhere in this prospectus. The ability to sell these shares of common stock and/or the sale thereof reduces the likelihood of the establishment and/or maintenance of an orderly trading market for our shares at any time in the near future.

14.

The ability of our President to control our business may limit minority shareholders’ ability to influence corporate affairs.

Upon the completion of this offering, our President will beneficially own approximately 85.9% of our outstanding common stock assuming the sale of all shares being registered. Because of his beneficial stock ownership, our President will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our President may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and all other business decisions. The minority shareholders would have no way of overriding decisions made by our President. The level of control may also have an adverse impact on the market value of our shares because he may institute or undertake transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and/ or may sell sufficient numbers of shares to significantly decrease our price per share.

15.

We are totally dependent on our ability to negotiate attractive pricing of tickets from our vendors.

The success of our business is dependent on purchasing tickets at prices which are low enough so as to enable us to market day trips at attractive prices. Most of our negotiations are verbal in nature and can be modified or canceled by the vendor. In addition, if resort operators significantly discount retail ticket prices, our business would be adversely affected. We cannot provide any assurances that we will continue to obtain vendor pricing at levels that will enable us to offer attractively priced day trips.

16.

Our business is exposed to risks associated with credit card fraud and charge-backs that could significantly reduce the amount of cash that we collect from the sale of tickets.

Because we act as the merchant-of-record in substantially all of our transactions, we may be held liable for accepting fraudulent credit cards as well as other payment disputes with our customers. If we are unable to combat the use of fraudulent credit cards, our business, results of operations and financial condition could be materially adversely affected because we are unable to collect proceeds for tickets that are sold.

17.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our year ending December 31, 2007, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of 2007. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of December 31, 2007. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

18.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of ’34 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

Upon becoming a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce our ability and resources to fund other aspects of our business and may prevent us from meeting our normal business obligations.

19.

For the years ended December 31, 2004 and 2003, one company provided a mechanism for the collection of all of our gross revenues, pursuant to an oral agreement.  If such company decreased or terminated its relationship with us (by virtue of a lack of a written agreement or otherwise), we would suffer an interruption in our business until we found a substitute for that company. If we are unable to find a substitute for that company, our business would likely fail.

For the twelve months ended December 31, 2004, one company, Ski Market, arranged approximately $377,188 or 100% of total revenues.  This company provided a mechanism for collecting our fees for tickets and a place for our customers to meet the bus for each tour. For the twelve months ended December 31, 2003, the same company arranged approximately $100,526 or 100% of total revenues.  We have no written agreement with Ski Market and pay it no commissions or other fees. If this company decreased, modified or terminated its association with us, by virtue of a lack of a written agreement or otherwise, we would suffer an interruption in our business unless and until we found a substitute for that company to market our tours, collect fees for the tours and provide pickup sites for the tours. If we were unable to find a substitute for that company, our business would likely fail. We cannot predict what the likelihood would be of finding an acceptable substitute service provider.

This same company represented $54,283 and $69,592, or 100% of our outstanding accounts receivable balance as of December 31, 2004 and 2003, respectively.  If this company became unable to remit payments, we would experience adverse effects to its financial condition.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market which may develop in the future involves a high degree of risk.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders. We are registering 1,550,000 of our 11,000,000 currently outstanding shares for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING STOCKHOLDERS

All shares offered under this prospectus may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder's beneficial ownership of shares of our common stock as of November 18, 2005, and as adjusted to give effect to the sale of the shares offered hereunder.

Selling Security Holders	S&S Shares Owned Before Offering	S&S Shares Being Offered	*Number And Percentage Of S&S Shares To Be Owned After Offering Completed	Relationship To S&S Or Affiliates
Paul F. Tetreault	10,425,000	975,000	9,450,000 85.9%	Chairman and president
John P Greeley	100,000	100,000	0	Director
Bertha P. Greeley	5,000	5,000	0	John P Greeley's wife
Jonathan P Greeley	5,000	5,000	0	John P Greeley's son
Matthew P Greeley	5,000	5,000	0	John P Greeley's son

Paul J. Greeley	5,000	5,000	0	John P Greeley's father
Mary-Jo Sierakowski	5,000	5,000	0	John P Greeley's sister
Michael Sierakowski	5,000	5,000	0	Mary-Jo Sierakowski's son
David Sierakowski	5,000	5,000	0	Mary-Jo Sierakowski's son
Judith Zaiken	5,000	5,000	0	John P Greeley's sister
Gary Zaiken	5,000	5,000	0	Judith Zaiken's husband
Dana Westlund	5,000	5,000	0	Virginia's husband
Virginia Page	5,000	5,000	0	Shareholder only
Christopher Westlund	5,000	5,000	0	Shareholder only
Peter W. Hess	5,000	5,000	0	Shareholder only
Mary P. Hess	5,000	5,000	0	Shareholder only
Andrew P. Hess	5,000	5,000	0	Shareholder only
Simon Hess	5,000	5,000	0	Shareholder only
Julie T. Hess	5,000	5,000	0	Shareholder only
Caroline E. Hess	5,000	5,000	0	Shareholder only
Isabella B. Hess	5,000	5,000	0	Shareholder only
Donald B. Hess	5,000	5,000	0	Shareholder only
Mary E. Gaudreau	5,000	5,000	0	Shareholder only
Evan M. Gaudreau	5,000	5,000	0	Shareholder only
Margaret Page	5,000	5,000	0	Shareholder only
William Talbot	5,000	5,000	0	Shareholder only
Craig Barton	5,000	5,000	0	Shareholder only
Stephen B. Schneer	5,000	5,000	0	Shareholder only
Carla Santia	5,000	5,000	0	Shareholder only
Mary E. Lawler	5,000	5,000	0	Shareholder only
Edward A. Sundberg	5,000	5,000	0	Shareholder only
Elizabeth A. Davison	5,000	5,000	0	Shareholder only
B. Alva Schoomer	5,000	5,000	0	Shareholder only
Brandi Iannelli	5,000	5,000	0	Shareholder only
Gary B. Wolff	300, 000	300, 000	0	Counsel
Holly Bottega	25,000	25,000	0	Assistant to Gary B. Wolff
James J. McTernan	5,000	5,000	0	Shareholder only
Sean McTernan	5,000	5,000	0	Shareholder only
Total	11,000,000	1,550,000	9,450,000

None of the Selling Stockholders are broker/dealers or affiliates of broker/dealers.

Paul F. Tetreault, our president, is a Selling Stockholder and will be considered to be an underwriter for purposes of this offering. Mr. Tetreault’s current intentions are to remain with us regardless of whether he sells all or a substantial portion of his stockholdings in us.  He nevertheless is offering approximately 9.35% of his shareholder interest (975,000 shares out of 10,425,000 shares held by him) in this offering (the shares offered by him are approximately 8.9% of all outstanding common shares) since otherwise sales by him would be restricted to 1% (or approximately 110,000 shares) of all outstanding S&S shares every three months in accordance with Rule 144.  As an officer/control person of S&S, Mr. Tetreault may not avail himself of the provisions of Rule 144(k) which otherwise would permit a non-affiliate to sell an unlimited number of restricted shares provided that the two-year holding period requirement is met.

Selling Stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-The-Counter Bulletin Board and, thereafter, at prevailing market prices, or privately negotiated prices. All non-management selling shareholders received their shares in a private placement in September 2005 for $.001 per share.

DETERMINATION OF OFFERING PRICE

There is no established public market for the common equity being registered.  All of our outstanding shares were issued at par value of $.001 per share.  Accordingly, in determining the offering price, we selected $.01 per share which was the nearest full cent higher than the price per share paid by stockholders.

DIVIDEND POLICY

We have never paid a cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future.  Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no public market for our common stock, and a public market may never develop. While we will seek to obtain a market maker to apply for the inclusion of our common stock in the Over the Counter Bulletin Board (“OTCBB”) we may not be successful in our efforts, and owners of our common stock may not have a market in which to sell their shares. Even if the common stock were quoted in a market, there may never be substantial activity in such market.  If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

There is no S&S common equity subject to outstanding options or warrants to purchase or securities convertible into common equity of S&S.

The number of shares of S&S common stock that could be sold by our shareholders pursuant to Rule 144 (once we are eligible therefor) is up to 1% of 11,000,000 (i.e., 110,000 shares) each three (3) months by each S&S shareholder.

Based upon current ownership, the number of shares eligible would be 685,000 shares as follows: 110,000 shares which may be sold by our President, commencing 90 days from the date of this Prospectus and 575,000 shares which may be sold by our 37 other shareholders commencing on or about September 16, 2007.

S&S has agreed to register 1,550,000 shares of the 11,000,000 shares currently outstanding for sale by security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:
		December 31, 2004	September 30, 2005

Current assets		$ 59,324	$ 25,385

Current liabilities		41,618	24,673

Stockholders’ equity		17,706	712

Income Statement Data:	Year Ended December 31,		Nine Months Ended September 30,
	2004	2003	2005	2004

Revenue	$ 377,188	$ 100,526	$ 403,080	$ 341,303
Gross profit	$ 49,734	$ 25,602	$ 31,136	$ 38,544

Net income (loss)	$(10,152)	$ 7,858	$ (25,069)	$ (4,289)
Weighted average number of shares outstanding	10,425,000	10,425,000	10,462,912	10,425,000
Income per share[1]	$ (.01)	$ .00	$ (.01)	$ (.01)

[1]  Basic income per common share has been calculated based on the weighted average number of shares outstanding assuming that S&S had incorporated (in Delaware) as of the beginning of the first period presented.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus which is a part of our registration statement on Form SB-2 are forward-looking statements.  Such forward-looking statements involve risks and uncertainties, including statements as to:

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our future operating results;

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our business prospects;

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our contractual arrangements and relationships with third parties;

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the dependence of our future success on the general economy;

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our possible financings; and

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the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning.   Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements.   Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus.   Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.   The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

We had conducted limited operations in 2003 consisting of planning and negotiating arrangements with bus companies and resort operators. We began operating tours during the fourth quarter of that year. In 2004 we worked out oral arrangements and agreements with a chain of unaffiliated retail ski shops known as Ski Market, to advertise and permit customers to buy tickets for our ski day bus programs and for customers to board our bus in front of the retail store. We also arranged for wholesale pricing at numerous ski facilities. Our program was also marketed by Snow Search, a company controlled by our president. The overall combination resulted in revenues of $377,188 which generated a pretax loss of $10,152 in 2004 and revenues of $403,080 and a loss of $25,069 during the nine months ended September 30, 2005.  We realize substantially all of our revenue during the months November through April.

The keys to expanding our operations are:

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Making our one day tours better known to skiers,

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Arranging good pricing with ski facilities, and

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Arranging good pricing and cancellation policies with bus operators.

Making our tours better known to skiers in the short term involves introducing our tours to ski store chains in addition to Ski Market. There are a limited number of ski tour chains with a sufficient number of stores in areas that we do not cover. We have begun contacting several of these chains on a preliminary basis but have not come to any agreements. We have been accepted as qualifying for wholesale tour operator prices by most resort operators which gives us the lowest pricing that is generally available. We believe that we currently receive pricing and cancellation policies from bus companies that permit us to offer competitive pricing policies.

We lack the resources to do more advertising and promotional activities. We will be unable to undertake those types of campaigns until we significantly increase cash flow from operations or receive outside investment funds. We believe that it is unlikely that we will receive outside investment funds if we are not a public company. However, we have not explored or authorized anyone else to explore on our behalf the likelihood of receiving investment funding after our registration statement is effective. Being a public company may also increase our visibility and provide us with a greater opportunity to use shares instead of cash to pay for marketing and other consulting services.

During the months outside of the ski season, we devote our efforts to negotiating favorable pricing with facility operators and bus companies. We consider favorable pricing to be 40-60% below retail. In general we now receive wholesale tour operator prices which provide us with some of the lowest rates offered by resort operators.  The goal is to permit us to sell full day tickets covering the bus trip and ski lift to customers at attractive prices. In general, we try to keep ticket prices below the individual lift ticket price that a customer would receive if he/she drove to the resort and purchased the lift ticket. In that way the customer receives the round trip bus ride and lift ticket from us at a price that is lower than the individual lift ticket price. We also prefer to be in a position to cancel a day trip without penalty if the advance ticket sale is below 30.

Our operating results in 2004 and 2003 were as follows:

	2004	2003

Revenue	$ 377,188	$ 100,526
Cost of revenue	327,454	74,924
Gross profit	49,734	25,602

Costs and Expenses:
General and administrative	59,886	17,744

Net Income (Loss)	$ (10,152)	$ 7,858

The changes from year-to-year relate almost entirely to the number of tours run in each period. We ran approximately 157 bus tours in 2004 as compared to approximately 42 bus tours in 2003. The average cost per bus tour was $2,085 in 2004 compared to $1,783 in 2003. The difference relates to the difference in the mix of resorts visited and general increases in recreation costs. We expanded operations in 2004 and used pricing that we believed was attractive to increase sales and develop a strong customer base. Our revenue per bus tour was $2,402 in 2004 compared to $2,393 in 2003. We will consider increasing prices for the 2005/2006 season to reach profitability. Cost of sales in all periods relate to bus costs and payments to resort operators. General and administrative expenses consist of professional fees and general office expenses. In addition, Mr. Petreult received a salary of $28,000 in 2004 and no salary in 2003.  During the 2005 winter ski season we conducted approximately 203 bus tours.

Liquidity

As of September 30, 2005 current assets amount to $25,385 of which $15,135 was cash.

S&S has a low level of fixed costs. Almost all costs associated with providing our services are variable in nature. In substantially all cases we are paid for tickets before we have to pay ski facility operators or bus companies. In rare cases, Ski Market is late transferring ticket funds collected by them to us which may result in paying a bill before we have received the corresponding cash. The only significant fixed costs are costs associated with being a public entity and certain general and administrative costs.  If necessary, and as indicated below, our president has agreed in writing to defer compensation otherwise payable to him to permit us to remain viable.

The cash flow generated by our business in the past year, if continued in the future, appears sufficient to meet minimum operating cash requirements during the foreseeable future but may not cover all of the costs of this offering. If circumstances change significantly and the cash flow proves to be insufficient, provisions for payment are as indicated below. There are no other known sources of funds. We believe that we are totally reliant on cash received from operations to meet normal operating needs. We are not aware of any trends, events, demands, commitments or uncertainties that will materially change the level of our cash sources or requirements.

Most costs associated with performing tours and services are incremental or variable in nature and consist of costs due to independent contractors such as bus companies and resort operators. It is typical that these contractors not get paid until we are paid by our customer. Therefore, we can perform engagements with very limited resources on hand. Our president negotiates and supervises tours and services.

S&S does not have any credit facilities or other commitments for debt or equity financing. No assurances can be given that advances when needed will be available. We do not believe that we need funding to undertake our operations at our current level because we do not require any capital costs and our fixed cost level is low. We believe that operations are generating sufficient cash to continue operations for the next 12 months. S&S will pay all costs relating to this offering estimated at approximately $64,000.  This amount will be paid with cash as and when necessary and required or otherwise accrued on the books and records until we are able to pay the full amount due either from revenues or loans from our president.  Absent sufficient revenues to pay these amounts within six months of the date of this prospectus our president has agreed to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus if the professionals involved insist on cash payments.  If and when loaned, the loan will be evidenced by a noninterest-bearing unsecured corporate note to be treated as a loan until repaid, if and when S&S has the financial resources to do so.  A formal written arrangement exists with respect to our president’s commitment to loan funds as indicated herein, and accordingly, the agreement between S&S, our president and our counsel and other advisors (filed as Exhibit 10.2) is binding upon all parties.

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce our ability and resources to fund other aspects of our business. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling obligations and compensate independent contractors who provide professional, computer and tour services to us, although there can be no assurances that we will be successful in any of those efforts.

There are no current plans to seek private investment.  We do not have any current plans to raise funds through the sale of securities.  We hope to be able to use our status as a public company to enable us to use noncash means of settling obligations and compensate persons and/or firms providing services to us, although there can be no assurances that we will be successful in any of those efforts.  Issuing shares of our common stock to such persons instead of paying cash to them would enable us to perform (more and larger engagements) and use the case obtained from those engagements to operate and expand our business.  Having shares of our common stock may also give persons a greater feeling of identity with us which may result in referrals.  To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf.

On September 12, 2005, the Company sold 575,000 shares of its common stock to 37 people for $575.  The sale of such shares was not specifically or solely intended to raise financing since the funds raised were de minimis.  It was also intended to get relatives and/ our business associates of management involved in our business.  Although these stockholders have no obligation to provide any services to us, management hopes that these new stockholders and their families may provide us with valuable services such as recommending our tours and providing us with business advice in any areas of expertise or knowledge that they may have that can be of assistance to us.

Recent Accounting Pronouncements

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Commencing with our annual report for the year ended December 31, 2007, we will be required to include a report of management on our internal control over financial reporting. The internal control report must include a statement.

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of management’s responsibility for establishing and maintaining adequate internal control over our financial reporting;

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of management’s assessment of the effectiveness of our internal control over financial reporting as of year end;

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of the framework used by management to evaluate the effectiveness of our internal control over financial reporting; and

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that our independent accounting firm has issued an attestation report on management’s assessment of our internal control over financial reporting, which report is also required to be filed.

In December 2004, the FASB issued FASB SFAS No. 123 (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the fiscal year ended December 31, 2006. The Company has not yet assessed the impact on future operations of adopting this new standard.

The FASB also issued FASB Statement No. 154 (SFAS 154) which replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. It is not believed that this will have an impact on the Company in the foreseeable future as no accounting changes are anticipated.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Because of our limited level of operations, we have not had to make material assumptions or estimates other than our assumption that we are a going concern. If our business increases, our principal estimates will involve whether engagements in process will be profitable.

Seasonality

Our business is very seasonal. Substantially all of our revenue is generated during the snow season of December through March.

BUSINESS

Snow & Sail Sports, Inc. was incorporated under the laws of the Commonwealth of Massachusetts on April 16, 2003 by Paul F. Tetreault to be a travel and recreation company. Currently, we provide only ski trips. We do not provide any sailing trips. We became a Delaware company in September 2005. Our mission is to provide attractively priced one-day ski trips to residents of and visitors to the New England area.

Strategy

We offer one-day ski tickets for a ski day at a New England ski resort. The ticket includes a round trip bus fare and a lift ticket at the resort. In most cases the cost per ticket that includes a lift ticket and round trip transportation is less than the retail price of a lift ticket. Our tour consists of our customers boarding a bus in the morning, being driven to a resort and then returning to the initial bus pickup spot in the evening. For these transactions, we establish the price we will accept for our services, have discretion in resort operator and bus company selection for each tour and are the merchant of record in the transaction. The keys to our operations are:

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Making our one day tours better known to skiers,

•

Arranging good pricing with ski facilities, and

•

Arranging good pricing and cancellation policies with bus operators.

Making tours known – In order to be successful in operating tours, skiers need to be aware of the tour. Typically, we arrange for tours to leave each day during the ski season from a different location in New England. Ideally, the tour will originate from a retail ski store where customers can safely and conveniently park their cars. Retail ski stores have the same potential customer base as we do and also are important to our strategy because they:

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can market our tours to customers through posters and notices on their web sites; and

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can sell our tickets for us.

We have worked with a chain of unaffiliated retail ski stores known as Ski Market (since our inception), based on oral agreements, to perform the functions described above. Promoting our tours benefits the ski store because it provides potential sales of gear and clothing to participants.

Each ski store advises us of the number of tickets that are sold on each tour and remits the cash to us on a weekly or bi-weekly basis. We confirm the number with the bus company and the resort operator to ensure that we are receiving accurate ticket sales.

Arranging pricing – We schedule to leave from various locations each day. We select ski resorts that we believe will be popular destinations for customers. These resorts include, but are not limited to, Killington, Sunday River, Okemo, Stratton, Mt. Snow, Stowe, Bretton Woods, and Sugarbush all located within the greater New England area. Our president has approximately 35 years of experience in the ski tour industry. Through his contacts and experience, we attempt to qualify for wholesale tour operating price discounts with ski resort operators. In general, we seek to purchase tickets at prices that are 40 to 60% below retail which enables us to offer our customers one-day tours, including transportation and lift tickets, at prices that are lower than the retail price of a lift ticket that would be charged to a customer by the resort.

In almost all cases, we now qualify as a wholesale tour operator which entitles us to the largest discounts offered by a resort operator. The designation as a wholesale tour operator results in discounts from 40-60% off the retail ticket price, depending on the day of the week, the time of season or the existence of a holiday or special event. We have no obligation to purchase a specific number of lift tickets with any resort operator. However, if we fail to buy a number of tickets that a resort operator considers acceptable over the course of a season, we may not qualify as a wholesale tour operator with that resort operator in the next season which would result in us receiving substantially lower discounts.  The qualification as a wholesale tour operator is determined by resort operator s based in large part on the number of tickets purchased by us.

Arranging bus operations – We enter into oral agreements with bus operators under which we can cancel a scheduled tour on short notice without penalty. We consider canceling a particular tour if there are less than 30 tickets sold for the tour in question. The bus company also provides us with passenger counts that we compare to ticket sale reports received from the retail ski stores. Substantially every tour begins and ends in the parking lot of one of Ski Market’s stores. Currently, we do not operate with any chain of ski stores other than Ski Market.

Other considerations – We also market our tours through brochures and web sites, including the website of Sno Search (www.snosearch.com), a travel company controlled by our president. We do not pay for the inclusion on the Sno Search site because our inclusion helps drive additional people to the site (see “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS”).  Sno Search does not include any similar bus tours, and we do not use any other website other than Ski Market’s website. We are now also considering organizing ski trips to resorts for groups. If we realize any interest in this area, we will customize these tours for group preferences. In some cases, this may involve arranging overnight or multi-day trips. Marketing to groups initially will involve distributing flyers at ski stores to determine whether there is any interest.

Typical Operations

During the spring and summer, we analyze our data to determine the tours that were most popular last year and also look at available data to determine trends as to popularities of various resorts. We then contact each resort to ensure that we will qualify as a wholesale tour operator. Receiving the designation of a wholesale tour operator provides with the lowest rates offered by resorts with discounts ranging to 60% off the retail rate, which is the highest rate. We then establish a preliminary schedule of tours. We review the schedule with resort operators and bus companies and make the changes necessary to comply with the availability of the resort operators and bus companies to meet our needs. For example, there are times when a resort operator has its own special event and will not provide wholesale tour operator rates. Similarly, bus companies may have unusually high commitments on certain dates.

We provide the final schedule to Ski Market in late September or early October. Ski Market can then start selling tickets on our behalf. Typically, Ski Market collects all the funds for tickets sold and remit the fees to us in two to four weeks after a tour takes place. Ski Market promotes our tours on its website and with fliers in their stores. We pay no commissions or any other fees to Ski Market because Ski Market benefits from our customers who frequent their stores to purchase tickets and buy supplies for their trip. Ski Market can end its association with us at any time. If it were to do so, it would severely reduce our ability to sell tickets and service customers.

We conducted approximately 42 bus tours in 2003, approximately 157 bus tours in 2004 and approximately 203 bus tours during the winter ski season in early 2005.

We are billed by the bus companies and resort operators after the services take place. The billing cycles vary from very shortly after the tour to the end of the season, depending on the vendor. We do not purchase ski lift tickets in advance of a trip. The resort operator keeps track of the number of tickets provided to each of our tours and bills us after the service is provided. We compare the billing to numbers of tickets sold and passengers driven before paying. Differences frequently occur and may not be resolved for several months.

We modify the schedule during the season based on snow conditions at various resort areas. In addition, we cancel tours for which we have insufficient ticket sales.

Based on verbal feedback from Ski Market, we believe that we realize a significant amount of repeat customers, although we do not have objective data to measure percentage of customers who are repeat customers.

We cannot provide assurances about our ability to negotiate favorable agreements with bus companies, resorts and retail ski tours because they may have other commitments at any given time, the volume of our tours may decrease unexpectedly or their economic position may change.

Competition

Competition in our industry is intense and many of our competitors have greater financial and other resources than do we including a greater number of employees and greater name recognition.  Competition comes from a wide variety of tour operators, travel agencies and resort operators.  We compete based on offering frequent bus trips at favorable prices. Our founder has more than 35 years of experience in providing tour services. We rely heavily on our president’s experience to design tours and negotiate arrangements.

No assurances can be given that our competitive strategy will be successful.

Employees

At October 21, 2005, we had one employee, Paul F. Tetreault, who devotes approximately 50% of his time to us.  We use independent contractors and vendors such as bus operators and ski resort operators to perform most tasks pertaining to our tours. No contracts or written agreements exist. Our director, Mr. Greeley, performs consulting services for us in the form of general management support, assistance in record keeping and reviewing operations and internal reporting procedures. He has also provided strategic planning services to outline and evaluate potential opportunities for our business.

Mr. Tetreault has other business interests, including a 50% interest in Sports and Leisure Enterprises, Inc., to which he devotes 50% of his time. Sports and Leisure Enterprises, Inc. controls Sno Search which provides website services to us (see “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS).

The independent consultants with whom we work have no ongoing contracts or agreements with us. One such consultant is a director of our company.

Property

Our principal executive offices are located at 397 North Main Street, South Yarmouth, MA 02664 provided to us by our president at no cost which serves as our principal address. There is no written lease agreement.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Paul F. Tetreault	62	President, CEO, CFO and Chairman
John P. Greeley	56	Secretary and Director

Paul F. Tetreault –  founded us in 2003 and has served as our president since that time. In 1972 he co-founded Sports and Leisure Enterprises, Inc. (“SLE”) which does business as both Sno-Search Ski and Snowboard Tours. SLE operates as a premier tour operator in the ski industry throughout the Northeast and into Canada. Mr. Tetreault, who holds BBA and MBA degrees from the University of Massachusetts, devotes 50% of his time to SLE where he has served in various executive capacities (principally President and Chief Executive Officer) since SLE’s inception.

John P. Greeley became a Secretary and Director in 2005. Since 1990 he has been an independent consultant emphasizing merger and acquisition strategies and analysis and financial and organizational executive management responsibilities. Prior to that, Mr. Greeley spent 20 years in various executive positions with commercial banks. He is a graduate of Georgetown University. The consulting firm, JPG Associates, controlled by Mr. Greeley has performed consulting services for us (see “BUSINESS – Employees”). That firm received fees of $3,000 in 2004.

Possible Potential Conflicts

None of our key personnel (currently limited to our President) is required to commit full time to our affairs and, accordingly, conflicts of interest in allocating management time among various business activities may arise. In the course of his other business activities, our President may become aware of business opportunities which may be appropriate for presentation to us, as well as the other entities with which he is affiliated.  As such, he may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our "key employee" and president, Paul F. Tetreault, owns (as of September 15, 2005) approximately 94.8% of our issued and outstanding common shares. Additionally, Mr. Tetreault is involved in other vacation/recreation business ventures. As a result of these relationships and the stated business purposes of the companies, certain potential conflicts of interest are likely to arise with regard to Mr. Tetreault’s business activities.

In an effort to resolve such potential conflicts of interest the following agreements have been entered into with Mr. Tetreault,

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any business opportunities that he may become aware of independently or directly through his association with us  would be presented by him solely to us (and to no one else unless rejected by us);

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any business opportunities disclosed to him by the management of other ventures with which he is or becomes involved would not be presented by him to us (unless and until rejected by such other entities): and

•

any business opportunities disclosed to him by us would not be presented the management of other ventures with which he is or becomes involved (unless ultimately rejected by us).

In the event that the same business opportunity is presented to Mr. Tetreault by both us and the management of other ventures with which he is or becomes involved, Mr. Tetreault shall only render his services to the entity that first disclosed such business opportunity to him.

Board of Directors

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.  All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none), serve at the discretion of the board. Currently, directors receive no compensation for their role as directors.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the S&S board of directors will establish an audit committee and a compensation committee.  We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls.  The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.

All directors will be reimbursed by S&S for any accountable expenses incurred in attending directors' meetings provided that S&S has the resources to pay these fees.  S&S will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Stock Option Plan

Pursuant to the September 13, 2005 board of directors approval and subsequent stockholder approval, S&S adopted our 2005 Non-Statutory Stock Option Plan (the “Plan”) whereby we reserved for issuance up to 1,500,000 shares of our common stock.  Non-Statutory Stock Options do not meet certain requirements of the Internal Revenue Service as compared to Incentive Stock Options which meet the requirements of Section 422 of the Internal Revenue Code. Nonqualified options have two disadvantages compared to incentive stock options. One is that recipients have to report taxable income at the time that they exercise the option to buy stock, and the other is that the income is treated as compensation, which is taxed at higher rates than long-term capital gains. We intend to file a Registration Statement on Form S-8 so as to register those 1,500,000 shares of common stock underlying the options in the Plan once we are eligible to do so which will be after we are subject to 1934 Exchange Act Reporting Requirements and have filed all required reports during the preceding 12 months or such shorter period of time as required.

No options have been issued or are outstanding under the Plan.

As previously indicated, the board of directors, on September 13, 2005, adopted the Plan so as to provide a long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of S&S and our subsidiaries, if any.  The board of directors believes that our policy of granting stock options to such persons will provide us with a potential critical advantage in attracting and retaining qualified candidates.  In addition, the Plan is intended to provide us with maximum flexibility to compensate plan participants.  We believe that such flexibility will be an integral part of our policy to encourage employees, non-employee directors, consultants, attorneys and advisors to focus on the long-term growth of stockholder value.  The board of directors believes that important advantages to S&S are gained by an option program such as the Plan which includes incentives for motivating our employees, while at the same time promoting a closer identity of interest between employees, non-employee directors, consultants, attorneys and advisors on the one hand, and our stockholders on the other.

The principal terms of the Plan are summarized below; however, it is not intended to be a complete description thereof and such summary is qualified in its entirety by the actual text of the Plan, a copy of which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Summary Description of the Snow & Sail Sports, Inc. 2005 Non-Statutory Stock Option Plan

The purpose of the Plan is to provide directors, officers and employees of, as well as consultants, attorneys and advisors to, S&S and our subsidiaries, if any, with additional incentives by increasing their ownership interest in S&S.  Directors, officers and other employees of S&S and our subsidiaries, if any, are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by us and consultants, attorneys and advisors to us providing valuable services to us.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to us and/or our subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.  Further, NSO’s have two disadvantages compared to ISO’s in that recipients of NSOs must report taxable income at the time of NSO option exercise and income from NSO’s is treated as compensation which is taxed at higher rates than long-term capital gains.

Our board of directors or a compensation committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the board of directors and/or compensation committee), such options shall terminate immediately.  Unless otherwise determined by the board of directors or compensation committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the board of directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would:

a.

decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan, or

b.

extend the NSO period, or

c.

materially increase the benefits accruing to Plan participants, or

d.

materially modify Plan participation eligibility requirements, or

e.

extend the expiration date of the Plan.

Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-	-	1,500,000
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	1,500,000

Executive Compensation

No executive officer or director has received compensation of $100,000 or more during the years ended December 31, 2004 or 2003. We currently have no formal written salary arrangement with our President or our Directors.

Long Term Compensation
		Annual Compensation			Awards		Payouts
					Restricted	Securities
	Year			Other	Stock	Underlying	LTIP
Name and	Ended		Bonus	Annual	Award(s)	Options/	Payouts	All Other
Principal Position	Dec. 31	Salary ($)	($)	Compensation ($)	($)	SARs (#)	($)	Compensation ($)

Paul F Tetrault	2004	-	-	$28,000	-	-	-	-
President	2003	-	-	-	-	-	-	-

PRINCIPAL SHAREHOLDERS

As of November 18, 2005, we had 11,000,000 shares of common stock outstanding which are held by 38 shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or to claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of November 18, 2005; of all directors and executive officers of S&S; and of our directors and officers as a group. Unless otherwise indicated, S&S believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them.  A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

Name and Address of Beneficial Owner [1]	Number of Shares Beneficially Owned	Percent of Class
Paul F. Tetreault	10,425,000	94.8%
John P. Greeley	115,000 [2]	1.0%
Officers and Directors as a group ( 2 members)	10,540,000	95.8%

[1] The address for each person is 397 North Main Street, South Yarmouth, MA 02664

[2] Inclusive of an aggregate 15,000 shares owned by Mr. Greeley’s wife and two children (5,000 each) in accordance with SEC Release 33-4819 which states, in part, that a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children.  Mr. Greeley disclaims any beneficial interest in or control over any of such 15,000 shares other than that which may be attributed to him by operation of law..

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently operate out of office space located at 397 North Main Street, South Yarmouth, MA 02664 provided to us by our president at no cost which serves as our principal address. There is no written lease agreement. Sno Search, a company controlled by an entity that is 50% owned by our president also provides promotional services for us on its website at no charge. There are no formal agreements covering our inclusion on the Sno Search website. The estimated total value of services provided by our president at no charge to us is $10,000 per year and has been recorded as general and administrative expenses in our Statements of Operations.

The sole promoter of S&S is our president, Paul F. Tetreault.

Shortly subsequent to our incorporation in Delaware, our President, then the holder of all outstanding shares in our Massachusetts corporation exchanged all of such shares for 10,425,000 shares in our Delaware Corporation in September 2005.  Our Secretary/Director purchased (at $.001 per share) 100,000 shares of our common stock while his wife and two children each purchased 5,000 shares of our common stock (all at $.001 per share).

S&S has entered into certain written agreements regarding: (i) its President lending funds to it if necessary (Exhibit 10.2); and (ii) attempts to resolve certain potential conflicts of interests which may arise with its President (Exhibit 10.3). Summary information regarding Exhibit 10.2  may be found in the “Management’s Discussion and Analysis or Plan of Operation” section of this Prospectus while summary information regarding potential conflicts of interests resolution may be found in Risk Factor number 14 of this Prospectus.  Each of the aforesaid Exhibits are filed as part of S&S’ Registration Statement of which this Prospectus is a part.

DESCRIPTION OF CAPITAL STOCK

Introduction

Our articles of incorporation as a Delaware corporation were adopted on September 9, 2005.  Under such articles, S&S is authorized to issue 99,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Preferred Stock

S&S’ certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer.  Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

On September 12, 2005 we exchanged all outstanding shares of Snow and Sail Sports, Inc., a Massachusetts corporation, for 10,425,000 shares of common stock issued by Snow and Sail Sports, Inc., a Delaware corporation. On September 12, 2005 we sold 575,000 shares to 37 people. At November 18, 2005, we had 11,000,000 shares of common stock issued and outstanding held by 38 shareholders. The holders of S&S’ common stock:

•

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

See also Risk Factor entitled “Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will create a lack of liquidity and make trading difficult or impossible” regarding negative implications of being classified as a “Penny Stock.”

Authorized but Un-issued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were listed on the NASDAQ, (which appears unlikely for the foreseeable future) require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock, including in connection with a change of control of S&S, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Delaware Anti-Takeover Law

We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prohibits, subject to exceptions, publicly-traded Delaware corporations from engaging in a business combination, which includes a merger or sale of more than 10% of the corporation's assets, with any interested stockholder. An interested stockholder is generally defined as a person who, with its affiliates and associates, owns or, within three years before the time of determination of interested stockholder status, owned 15% or more of a corporation's outstanding voting securities. This prohibition does not apply if:

•

the transaction is approved by the board of directors before the time the interested stockholder attained that status;

•

upon the closing of the transaction that resulted in the stockholder becoming an interest stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the start of the transaction; or

•

at or after the time the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares. However, we have not opted out of this provision. This provision of the Delaware General Corporation Law could prohibit or delay a merger or other takeover or change-in-control attempts and may discourage attempts to acquire us.

Shareholder Matters

Certain provisions of Delaware law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Dissenters' Rights. Among the rights granted under Delaware law which might be considered as material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see Delaware Revised Statutes ("DRS") 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Delaware law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

•

listed on a national securities exchange,

•

included in the national market system by the National Association of Securities Dealers, or

•

held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation (our certificate of incorporation does not so provide) or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights. Delaware law also specifies that shareholders are to have the right to inspect company records. This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of our outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of:

•

the articles of incorporation, and all amendments thereto,

•

bylaws and all amendments thereto; and

•

a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Delaware law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Transfer Agent

The transfer agent for our common stock is North American Transfer Co. which is located at 147 West Merrick, Freeport, New York 11520. Its telephone number is 516-379-8501.

PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

•

on any market that might develop;

•

in transactions other than market transactions;

•

by pledge to secure debts or other obligations;

•

(if a market should develop) in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

•

1purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•

in a combination of any of the above.

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over- the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers.

Affiliates and/or promoters of S&S who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

_________________________

1

If any of the selling shareholders enter into an agreement after the effectiveness of this registration statement to sell all or a portion of their shares in S&S to a broker-dealer as principal and the broker-dealer is acting as underwriter, S&S will file a post-effective amendment to this registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in its registration statement as required and filing the agreement as an exhibit to its registration statement.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

This offering will terminate on the earlier of the:

a)

date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act or

b)

date on which all shares offered by this prospectus have been sold by the selling stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by the NASD.  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

SEC Rule 15g-9 (as most recently amended and effective September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.   The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

State Securities – Blue Sky Laws

There is no public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Securityholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to Sellers and/or Purchasers of S&S shares of common stock.

We intend to apply for listing in Mergent, Inc. which, once published, will provide S&S with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after this registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Gary B. Wolff, P.C., 805 Third Avenue, New York, New York 10022. Gary B. Wolff, president and sole stockholder of Gary B. Wolff, P.C., owns 300,000 shares of our common stock.

EXPERTS

The financial statements of Snow & Sail Sports, Inc. as of December 31, 2004 and the periods ended December 31, 2004 and 2003.included in this prospectus have been audited by MantylaMCREYNOLDS LLC, independent registered public accountants, and have been so included in reliance upon the report of MantylaMCREYNOLDS LLC given on the authority of such firm as experts in accounting and auditing.

UNAUDITED INTERIM STATEMENTS

The information for the interim periods ended September 30, 2005 and 2004 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to this registration statement.

As of the date of this prospectus, S&S became subject to the informational requirements of the Securities Exchange Act of 1934, as amended.  Accordingly, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Snow & Sail Sports, Inc.

397 North Main Street

South Yarmouth, MA 02664

508-612-3781

SNOW & SAIL SPORTS, INC.

FINANCIAL STATEMENTS  INDEX

Report of Independent Registered Public Accounting Firm

F-1

Balance Sheet

F-2

Statements of Operations

F-3

Statement of Stockholders’ Equity

F-4

Statements of Cash Flows

F-5

Notes to the Financial Statements

F-6 through F-10

Unaudited Interim Financial Statements                                                                                    F-11

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Snow & Sail Sports, Inc.

South Yarmouth, MA

We have audited the accompanying balance sheet of Snow & Sail Sports, Inc., as of December 31, 2004 and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2004 and the period from April 16, 2003 (inception) to December 31, 2003. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards established by the Public Company Accounting Oversight Board (PCAOB).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Snow & Sail Sports, Inc., as of December 31, 2004 and the results of its operations and its cash flows for the year ended December 31, 2004 and the period from April 16, 2003 (inception) to December 31, 2003in conformity with accounting principles generally accepted in the United States of America.

/s/ Mantyla McReynolds LLC

Mantyla McReynolds LLC

September 20, 2005

Salt Lake City, Utah

SNOW & SAIL SPORTS, INC.

Balance Sheet

December 31, 2004

ASSETS

CURRENT ASSETS:
Cash	$ 5,041
Accounts receivable	54,283
Total Current Assets	59,324
TOTAL ASSETS	$ 59,324

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable Accrued liabilities	$ 39,317 2,301
Total Current Liabilities	41,618

STOCKHOLDERS’ EQUITY:
Preferred stock at $0.001 par value; 1,000,000 shares authorized, -0- outstanding
Common stock at $0.001 par value; authorized 99,000,000 shares; 10,425,000 shares issued and outstanding	10,425
Additional paid-in capital	7,281
Stockholders’ Equity	17,706

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 59,324

The accompanying notes are an integral part of these financial statements.

SNOW & SAIL SPORTS, INC.

Statements of Operations

For the Year Ended December 31, 2004 and the Period from April 16, 2003 (inception) to December 31, 2003

	2004	2003

Revenue	$ 377,188	$ 100,526
Cost of revenue	327,454	74,924
Gross profit	49,734	25,602

Costs and Expenses:
General and administrative	59,886	17,744

Net Income (Loss)	$ (10,152)	$ 7,858

Pro Forma:
Income	$ (10,152)	$ 7,858
Pro forma income tax	0	2,750
Pro forma net income	$ (10,152)	$ 5,108
Basic and diluted loss per share	$ (.01)	$ .00
Weighted average number of common shares outstanding	10,425,000	10,425,000

The accompanying notes are an integral part of these financial statements.

SNOW & SAIL SPORTS, INC.

Statement of Stockholders’ Equity

	Common Stock		Additional Paid-in Capital	Retained Earnings	Total
	Number	Amount
Preliminary balance on April 16, 2003	-	$ -	$ -	$ -	$ -

Common stock issued in exchange for all of the shares of the MA corporation	10,425,000	10,425	(10,425)	-	-

Balance, April 16, 2003	10,425,000	10,425	(10,425)	-	-

Contribution by officer	-	-	10,000	-	10,000

Net income – 2003	-	-	-	7,858	7,858

Reclassify earnings	-	-	7,858	(7,858)	-

Balance, December 31, 2003	10,425,000	10,425	7,433	-	17,858

Contribution by officer	-	-	10,000	-	10,000

Net loss – 2004	-	-	-	(10,152)	(10,152)

Reclassify net loss	-	-	(10,152)	10,152	-

Balance, December 31, 2004	10,425,000	$ 10,425	$ 7,281	$ -	$ 17,706

The accompanying notes are an integral part of these financial statements.

SNOW & SAIL SPORTS, INC.

Statements of Cash Flows

 For the Year Ended December 31, 2004 and the Period from April 16, 2003 (inception) to December 31, 2003

	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ (10,152)	$ 7,858
Services contributed by officer	10,000	10,000
Increase in accounts receivable	15,309	(69,592)
Increase in current liabilities	(10,756)	52,374
Net Cash Provided by Operating Activities	4,401	640

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES	-	-

INCREASE IN CASH AND CASH EQUIVALENTS:	4,401	640

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	640	0
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$ 5,041	$ 640

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES:
Cash Paid For:
Interest`	-	-
Income taxes	-	-

The accompanying notes are an integral part of these financial statements.

SNOW & SAIL SPORTS, INC.

.Notes to the Financial Statements

December 31, 2004

NOTE 1 -

ORGANIZATION AND SUBSEQUENT EVENTS

Snow & Sail Sports, Inc. (the “Company”) was incorporated under the laws of the Commonwealth of Massachusetts on April 16, 2003 to be a travel and recreation company. It became a Delaware company in September 2005. The accompanying financial statements have been prepared as if the capital structure adopted as part of becoming a Delaware corporation had been in place from the Company’s inception. The Company had elected to be an S corporation from its inception until September 12, 2005. In accordance with Topic 4B of the Staff Accounting Bulletins issued by the Securities and Exchange Commission all of the Company’s undistributed earnings and losses that occurred during the period in which it was an S corporation have been reclassified to additional paid-in capital.

The Company’s mission is to provide attractively priced one-day ski trips to residents of and visitors to the New England area.

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Year-end

The Company has elected a calendar year end.

b.  Provision for Taxes

The Company had elected to be an S corporation for income tax purposes in 2004 and 2003. Under the tax rules for S corporations, principals are taxed separately on their distributive share of the corporation’s taxable income whether or not that income is actually distributed.

The unaudited pro forma net income set forth in the accompanying Statements of Operations presents the pro forma effects on historical net income adjusted for a pro forma provision for income taxes. The pro forma provision for income taxes has been determined assuming the Company had been taxed as a C corporation for federal and state income tax purposes.

The Company ceased being an S corp. on September 12, 2005.

c.  Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

d.  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

e.  Basic Income Per Common Share

Basic income per common share has been calculated based on the weighted average number of shares outstanding assuming that the capital structure adopted when The Company became a Delaware corporation in September 2005 had been in place since inception.

f.  Impact Of New Accounting Standards

In July 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Commencing with the Company’s Annual Report for the year ended December 31, 2007, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year end; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting; and that the Company’s independent accounting firm has issued an attestation report on management’s assessment of the Company’s internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-KSB.

In December 2004, the FASB issued FASB SFAS No. 123 (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation . SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees , and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the fiscal year ended December 31, 2006. The Company has not yet assessed the impact of adopting this new standard.

The FASB also issued FASB Statement No. 154 (SFAS 154) which replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. It is not believed that this will have an impact on the Company in the foreseeable future as no accounting changes are anticipated.

g.   Revenue Recognition

Revenues and related cost of revenues are derived from transactions in which the Company is the merchant of record and, among other things, selects suppliers and determines the price to be paid by the customer. The Company recognizes revenue when customers have used their tickets, and the trips have been provided.

h.   Stock Options and Warrants

As permitted by Statement of Financial Accounting Standards No. 123 Accounting for Stock based Compensation (“SFAS No. 123”), the Company has elected to measure and record compensation cost relative to employee stock option and warrant costs in accordance with Accounting Principles Board (‘APB”) Opinion 25, Accounting for Stock Issued to Employees, and related Interpretations and will make pro forma disclosures of net income and earnings per share as if the fair value method of valuing stock options and warrants had been applied. Under APB Opinion 25. compensation cost is recognized for stock options and warrants granted to employees when the option or warrant price is less than the market price of the underlying common stock on the date of grant. In addition, the Company will provide pro forma disclosure of stock-based compensation, as measured under the fair value requirements of SFAS No. 123, Accounting for Stock-Based Compensation. These pro forma disclosures will be provided as required under SFAS No 148, Accounting for Stock-Based Compensation—Transition and Disclosure.

Options and warrants issued to individuals other than employees or directors will be accounted for in accordance with SFAS No.123 which requires recognition of compensation expense for grants of stock, stock options, and other equity instruments over the vesting periods of such grants, based on the estimated grant-date fair values of those grants.

i.  Accounts Receivable

Accounts receivable are stated at amounts owed to the Company from customers.  Accounts which are determined to be uncollectible and past due are immediately written off.  Based on historical experience with its customers, the Company does not consider an allowance for bad debts to be necessary.

NOTE 3 – SIGNIFICANT CONCENTRATIONS

For the twelve months ended December 31, 2004, one company arranged approximately $377,188 or 100% of total revenues.  For the twelve months ended December 31, 2003, the same company arranged approximately $100,526 or 100% of total revenues.  If this company decreased or terminated its association with the Company, the impact would have material adverse effects on the Company’s operations and financial condition.

This same company represented $54,283 and $69,592, or 100% of the Company’s outstanding accounts receivable balance as of December 31, 2004 and 2003, respectively.  If this company became unable to remit payments, the Company would experience adverse effects to its financial condition.

The Company grants credit to customers based on their financial conditions, generally without requiring collateral.

NOTE 4 - SHAREHOLDERS’ EQUITY

 The Company adopted its current articles of incorporation in September 2005 when it became a Delaware corporation at which time its sole shareholder exchanged all outstanding shares of Snow and Sail Sports, Inc., a Massachusetts corporation, for 10,425,000 shares of common stock issued by Snow and Sail Sports, Inc., a Delaware corporation.  The same individual owned both corporations, immediately before and after the share exchange. The sole purpose of the transaction was to reincorporate the Massachusetts company in Delaware. The Delaware company is the successor to the Massachusetts company. All share and per share amounts in the accompanying financial statements have been retroactively adjusted to reflect the impact of this transaction.  In order to value these shares, the Company applied the guidance for transactions between entities under common control as contained in Statements of Financial Accounting Standards 141, Business Combinations, which provides that the entity receiving the equity interests (Delaware corporation) shall initially recognize the assets and the liabilities at their carrying amounts in the transferring entity (Massachusetts corporation).  As of the date of the share exchange, September 12, 2005, the net assets of the Massachusetts corporation were negligible (less than $1,000), and as such, no value was given to the stock issued by the new Delaware corporation.  Therefore, the shares were recorded to reflect the $.001 par value of $10,425 and paid in capital was recorded as a negative amount, ($10,425).  In other words, no net value was assigned to these shares.

Preferred Stock

The board of directors may determine, without further vote or action by stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

The Company has no shares of preferred stock issued or outstanding.

Common Stock

The holders of the Company’s common stock:

•

Have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

Are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

Do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

Are entitled to one noncumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

On September 12, 2005 the Company sold 575,000 shares to 37 people.  At September 20, 2005, the Company had 11,000,000 shares of common stock issued and outstanding held by 38 shareholders.

Stock Option Plan

Pursuant to a September 13, 2005 Board of Directors approval and subsequent stockholder approval, the Company adopted its 2005 Non-Statutory Stock Option Plan (the “Plan”) whereby it reserved for issuance up to 1,500,000 shares of its common stock. The purpose of the Plan is to provide directors, officers and employees of, consultants, attorneys and advisors to the Company and its subsidiaries with additional incentives by increasing their ownership interest in the Company.  Directors, officers and other employees of the Company and its subsidiaries are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by the Company and consultants, attorneys and advisors to the Company providing valuable services to the Company and its subsidiaries.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to the Company and/or its subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.

The Board of Directors of the Company or a Compensation Committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the Board of Directors and/or Compensation Committee), such options shall terminate immediately.  Unless otherwise determined by the Board of Directors or Compensation Committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the Board of Directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might  increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would (a) increase the total number of shares reserved for the purposes of the Plan or decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan or (b) extend the NSO period or (c) materially increase the benefits accruing to Plan participants or (d) materially modify Plan participation eligibility requirements or (e) extend the expiration date of the Plan.  Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

No options have been granted or are outstanding under the Plan as of September 20, 2005.

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company currently operates out of office space provided to it by its President at no cost.  There is no written lease agreement.    A company controlled by the President also provides promotional services for the Company on its website at no charge. The estimated total value of services provided by the Company’s President at no charge to the Company is $10,000 per year and has been recorded as general and administrative expenses in the accompanying Statements of Operations. In addition, the Company received consulting services in the amount of $3,000 in 2004 from a firm controlled by the director.

As of the date of the Balance Sheet, there is no amount due to or from related parties.

SNOW & SAIL SPORTS, INC.

Balance Sheet

 September 30, 2005

(unaudited)

ASSETS

CURRENT ASSETS:
Cash	$ 15,135
Accounts receivable	10,250

TOTAL ASSETS	$ 25,385

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable Accrued liabilities	$ 16,351 8,322
Total Current Liabilities	24,673

STOCKHOLDERS’ EQUITY:
Preferred stock at $0.001 par value; 1,000,000 shares authorized, -0- outstanding
Common stock at $0.001 par value; authorized 99,000,000 shares; 11,000,000 shares issued and outstanding	11,000
Additional paid-in capital	(9,713)
Deficit	(575)
Stockholders’ Equity	712

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$25,385

The accompanying notes are an integral part of these financial statements.

SNOW & SAIL SPORTS, INC.

Statements of Operations

For the Nine Months Ended September 30, 2005 and 2004

(unaudited)

	2005	2004

Revenue	$403,080	$ 341,303
Cost of revenue	371,944	302,759
Gross profit	31,136	38,544

Costs and Expenses:
General & administrative	56,205	42,833

Net (Loss)	$ (25,069)	$ (4,289)

Pro Forma:
Income	$ (25,069)	$ (4,289)
Pro forma income tax	-	-
Pro forma net income	$ (25,069)	$ (4,289)
Basic and diluted loss per share	$ (.01)	$ (.01)
Weighted average number of common shares outstanding	10,462,912	10,425,000

The accompanying notes are an integral part of these financial statements.

SNOW & SAIL SPORTS, INC.

Statements of Cash Flows

For the Nine Months Ended September 30, 2005 and 2004

(unaudited)

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (25,069)	$ (4,289)
Services contributed by officer	7,500	7,500
Change in net operating assets	27,088	74,975
Net Cash Provided by Operating Activities	9,519	78,186

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES – Sale of common stock	575	-

INCREASE IN CASH AND CASH EQUIVALENTS:	10,094	78,186

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	5,041	640
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$ 15,135	$ 78,826

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES:
Cash Paid For:
Interest`	-	-
Income taxes	-	-

The accompanying notes are an integral part of these financial statements.

SNOW & SAIL SPORTS, INC.

Notes to the Financial Statements

September 30, 2005

(unaudited)

1.

Basis of Presentation

The accompanying interim condensed financial statements for the nine-month periods ended September 30, 2005 and 2004 are unaudited and include all adjustments, consisting of normal recurring accruals, considered necessary by Management for a fair presentation.  The results of operations realized during an interim period are not necessarily indicative of results to be expected for a full year.  These condensed financial statements should be read in conjunction with the information filed as part of the Company’s Registration Statement on Form SB-2, of which this Prospectus is a part.

The Company had elected to be an S corporation from its inception until September 12, 2005. In accordance with Topic 4B of the Staff Accounting Bulletins issued by the Securities and Exchange Commission all of the Company’s undistributed earnings and losses that occurred during the period in which it was an S corporation have been reclassified to additional paid-in capital.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until ________ , 2006 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

1,550,000 Snow & Sail Sports, Inc. Common Stock

PROSPECTUS

__ , 2005

TABLE OF CONTENTS

PROSPECTUS SUMMARY

4

RISK FACTORS

5

USE OF PROCEEDS

13

SELLING STOCKHOLDERS

13

DETERMINATION OF OFFERING PRICE

15

DIVIDEND POLICY

15

MARKET FOR SECURITIES

15

SUMMARY FINANCIAL DATA

16

NOTE REGARDING FORWARD-LOOKING STATEMENTS

16

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

17

BUSINESS

21

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

24

PRINCIPAL SHAREHOLDERS

28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

29

DESCRIPTION OF CAPITAL STOCK

29

PLAN OF DISTRIBUTION

33

LEGAL MATTERS

36

EXPERTS

36

UNAUDITED INTERIM STATEMENTS

36

WHERE YOU CAN FIND MORE INFORMATION

36

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company has a provision in its charter, by-laws, or other contracts providing for indemnification of its officers and directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The Registrant is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	1.83
NASD Filing Fee	100.00
*Accounting fees and expenses	5,000.00
*Legal fees and expenses	50,000.00
*Transfer Agent fees	2.500.00
*Blue Sky fees and expenses	5,000.00
*Miscellaneous expenses	1,500.00

Total	$64,101.83

*Indicates expenses that have been estimated for filing purposes.

ITEM 26.

RECENT SALES OF UNREGISTERED SECURITIES.

During the three years preceding the filing of this Form SB-2, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

On September 12, 2005, 10,425,000 shares of common stock were issued to the Company’s president in exchange for all of the outstanding shares of Snow & Sail Sports, Inc., a Massachusetts corporation. On September 12, 2005, 575,000 shares were issued to 37 additional shareholders at $.001 per share for $575 in cash.  These individuals had an opportunity to ask questions of and receive answers from executive officers of Registrant and were provided with access to Registrant’s documents and records in order to verify the information provided. Each of these 37 shareholders who was not an accredited investor either alone or with his purchaser representative(s), if any, represented that he had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment, and the Issuer had grounds to reasonably believe immediately prior to making any sale that such purchaser comes within this description.  All transactions were negotiated in face-to-face or telephone discussions between executives of Registrant and the individual purchaser, each of whom, or their respective representative, indicated that they met the definition of “sophisticated” investor as defined in Regulation D, and S&S has made a determination that each of such investors are “sophisticated investors.”  Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with S&S.  In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, such letters also verify that each shareholder was told prior to and at the time of his or her investment, that he or she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently.  No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted.  The securities bear a restrictive legend, and stop transfer instructions are noted on the stock transfer records of the Registrant.

The foregoing issuances of securities were effected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, as amended.

ITEM 27.

EXHIBITS.

*3.1	Articles of Incorporation and State of Delaware Certificate of Conversion
*3.2	By-Laws
*5.1	Opinion of Gary B. Wolff, P.C.
*10.1	2005 Non-Statutory Stock Option Plan
*10.2	Agreement between S&S, its president and its counsel
*10.3	Agreement between Snow & Sail Sports, Inc. and its President regarding potential conflicts of interest
*23.1	Consent of MantylaMcReynolds LLC
*23.2	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)
**23.1a	Consent of MantylaMcReynolds LLC
**23.2a	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)
***23.1b	Consent of MantylaMcReynolds LLC
***23.2b	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)

*Filed with initial filing

**Filed with First Amendment

***Filed with Second Amendment

The exhibits are not part of the prospectus and will not be distributed with the prospectus.

ITEM 28.

UNDERTAKINGS.

The Registrant undertakes:

1.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

(iii)

Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iv)

Include any additional or changed material information on the plan of distribution.

2.

That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

Request for Acceleration of Effective Date.  If the small business issuer (Registrant) requests acceleration of the effective date of this registration statement under Rule 461 under the Securities Act, it shall include the following:

“Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this 1st Amendment to SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South Yarmouth, MA on the 23rd day of November, 2005.

Snow & Sail Sports, Inc.

/s/ Paul F. Tetreault

By: Paul F. Tetreault, Chief Executive Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)	Title(s)	Date
/s/ Paul F. Tetreault		November 23 , 2005

By: Paul F. Tetreault, Chief Executive Officer	President, Chief Executive Officer, Principal Accounting Officer and Chairman

/s/ John P. Greeley		November 23, 2005

By: John P. Greeley	Secretary and Director